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                                                                   EXHIBIT 10.33

                              HANCOCK FABRICS, INC.
                       OFFICER INCENTIVE COMPENSATION PLAN
                               SUMMARY DESCRIPTION

I.       PURPOSE:

         To align compensation with business performance and the interest of shareholders, and to enable the Company to attract, motivate and retain management that can contribute to the Company's long-term success.

II.      ELIGIBILITY:

         - Chief Executive Officer, President, Executive Vice President, all Senior Vice Presidents and all Vice Presidents

         -        Must be employed by the Company at the time of payout

         - If hired or promoted to a bonus-eligible position after the beginning of a fiscal year, the individual will be eligible to receive a prorated bonus based upon the number of months served in the position.

III.     BONUS PAYOUT

         - As shown by Exhibit A, incentive compensation as a percentage of salary increases for various levels of increases in earnings before interest and taxes, computed using the first-in, first-out method of accounting for inventories. Such earnings (FIFO EBIT) in 1999 will be compared to a hurdle of $18 million for purposes of computing the percentage increases. In subsequent years, FIFO EBIT will be compared to the previous year's FIFO EBIT for the purpose of determining the percentage increase.

         - The percentages shown in Exhibit A will be used to compute a pool, from which allocations to individual officers will be made based on each officer's performance in relation to individual goals.

         - Payments are typically made in late February or early March following fiscal year end.

         - This plan is effective for the fiscal year ending January 30, 2000, and the Company expects that the plan will continue to be a part of officer compensation; however, the Company does not guarantee that the plan will not be terminated or that the terms will not be amended in the future.

         - For the officers included in this plan, participation in compensation from the previously existing Extra Compensation Plan will be limited to that earned on increases in FIFO EBIT up to 10%. Incentive compensation for increases in FIFO EBIT equal to or higher than 10% are then covered by this plan.

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                                                                       EXHIBIT A

                         CHART OF INCENTIVE COMPENSATION
                    RATES FOR VARIOUS LEVELS OF EBIT INCREASE
               (subject to each officer's individual performance)


                            CEO and                  EVP                 Senior V-P                V-P
                           President              Incentive              Incentive              Incentive
                           Incentive               Comp as                Comp as                Comp as
     Increase               Comp as                 a % of                 a % of                a % of
        in                   a % of                 Salary                 Salary                Salary
    FIFO EBIT                Salary              (90% of CEO)           (80% of CEO)          (60% of CEO)
    ---------              ---------             ------------           ------------          ------------
       10%                     10%                   9.0%                   8.0%                   6.0%
       11%                     11%                   9.9%                   8.8%                   6.6%
       12%                     12%                  10.8%                   9.6%                   7.2%
       13%                     13%                  11.7%                  10.4%                   7.8%
       14%                     14%                  12.6%                  11.2%                   8.4%
       15%                     15%                  13.5%                  12.0%                   9.0%
       16%                     16%                  14.4%                  12.8%                   9.6%
       17%                     17%                  15.3%                  13.6%                  10.2%
       18%                     18%                  16.2%                  14.4%                  10.8%
       19%                     19%                  17.1%                  15.2%                  11.4%
       20%                     20%                  18.0%                  16.0%                  12.0%
       21%                     21%                  18.9%                  16.8%                  12.6%
       22%                     22%                  19.8%                  17.6%                  13.2%
       23%                     23%                  20.7%                  18.4%                  13.8%
       24%                     24%                  21.6%                  19.2%                  14.4%
       25%                     25%                  22.5%                  20.0%                  15.0%

Up through a 25% increase in EBIT, the CEO and President incentive comp, as a percent of salary, increase 1% for every additional 1% improvement in EBIT (.9% for EVP's; .8% for Senior V-P's; .6% for V-P's). After 25%, the incentive comp increase rate doubles (2% for the CEO and the President; 1.8% for EVP's; 1.6% for Senior V-P's and 1.2% for V-P's).

 26%                            27%                  24.3%                  21.6%                  16.2%
 27%                            29%                  26.1%                  23.2%                  17.4%
 28%                            31%                  27.9%                  24.8%                  18.6%
 29%                            33%                  29.7%                  26.4%                  19.8%
 30%                            35%                  31.5%                  28.0%                  21.0%
 31%                            37%                  33.3%                  29.6%                  22.2%
 32%                            39%                  35.1%                  31.2%                  23.4%
 33%                            41%                  36.9%                  32.8%                  24.6%
 34%                            43%                  38.7%                  34.4%                  25.8%
 35%                            45%                  40.5%                  36.0%                  27.0%
 36%                            47%                  42.3%                  37.6%                  28.2%
 37%                            49%                  44.1%                  39.2%                  29.4%
 38%                            51%                  45.9%                  40.8%                  30.6%
 39%                            53%                  47.7%                  42.4%                  31.8%
 40%                            55%                  50.0%                  44.0%                  33.0%